Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in the Hanger Orthopedic Group, Inc.'s 2001 Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


McLean, Virginia
August 23, 2002